Exhibit 10t

Confidential Treatment Requested

TERMINATION AGREEMENT

This Termination Agreement (the “Agreement”), is made as of January 1, 2013, by and between, Sanofi, a French société anonyme (“Sanofi”), and Bristol-Myers Squibb Company, a Delaware corporation (“BMS” and together with Sanofi, the “Parties” and, individually, each a “Party”) and relates to (i) the Territory A Alliance Support Agreement (the “JVA Support Agreement”), dated as of January 1, 1997, by and between Sanofi and BMS, as amended by that certain Amendment No. 1, dated of October 17, 2001 (“Amendment No. 1”), Amendment, dated October 2, 2007 (“Amendment No. 2”) and Amendment No. 3, dated April 10, 2012 (“Amendment No. 3” and together with, Amendment No. 1 and Amendment No. 2, the “Amendments”), (ii) that certain General Side Letter, dated January 2, 1997, from BMS to Sanofi (“General Side Letter”) and (iii) that certain Side Letter, dated January 2, 1997, from BMS to Sanofi regarding transfer pricing (“Side Letter” and together with the General Side Letter, the “Side Letters”). Any capitalized terms not herein defined shall have the meaning ascribed to them in the JVA Support Agreement.

WHEREAS, Sanofi and BMS have formed, through their indirect wholly-owned subsidiaries, Sanofi Pharma Bristol Myers Squibb, a société en nom colletif organized under the laws of the French Republic (“JVA”);

WHEREAS, pursuant to a master restructuring agreement (“Master Agreement”), dated as of September 27, 2012 by and between Sanofi and BMS, Sanofi and BMS have agreed to simplify the overall governance, operating and financial principles of their alliance with respect to (i) Irbesartan Products worldwide (other than in Japan, which is not in their alliance) and (ii) Clopidogrel Products worldwide (other than in Japan, which is not in their alliance, and in the United States) (the “Restructuring”);

WHEREAS, in connection with the Restructuring of JVA, Sanofi and BMS have agreed to terminate the JVA Support Agreement and the Amendments and to terminate the Side Letters solely as they relate to Territory A; and

WHEREAS, on the Termination Date, Sanofi shall assume control of the distribution and commercialization of the Products in all of Territory A and shall be responsible for all decisions relating to distribution and commercialization and the local co-promotion and co-marketing Affiliates.

NOW THEREFORE, the Parties, in consideration of the foregoing and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledge by each of the Parties) hereby agree by mutual consent:

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.	Termination and Release. The Parties hereby agree and acknowledge that the JVA Support Agreement and each of the Amendments is hereby terminated, effective January 1, 2013 (the “Termination Date”), in all respects and such that all of the respective rights of each Party are terminated and that each Party is hereby released and discharged from all future obligations and all liabilities under the JVA Support Agreement and each of the Amendments; provided, however, that neither Party shall be released from liability associated with its acts or omissions prior to the Termination Date; provided, further, that the Parties hereby agree that any provisions that survive pursuant to the terms of the JVA Support Agreement and each of the Amendments shall not survive beyond the Termination Date, except that Article VI (indemnification) shall survive to the extent provided in the Master Agreement and to the extent any provision such Article VI is incorporated by reference into an Opt-out Agreement or an Autogeneric Agreement (as such terms are defined in the Master Agreement). For the avoidance of doubt, Sections 5.02, 5.03 and 5.06 and Article IX of the JVA Support Agreement shall not survive beyond the Termination Date and, to the extent applicable, such provisions shall be superseded by the non-competition and confidentiality provisions in the Master Agreement.

2.	Partial Termination of the Side Letters. The Parties hereby agree and acknowledge that the Side Letters are hereby terminated, effective on the Termination Date, as they relate to Territory A. In connection therewith, the Parties hereby agree that all references to “Territory A,” the “Territory A Alliance Support Agreement,” the “SNC Partnership” or otherwise relating to Territory A shall be deleted from the Side Letters and the Side Letters shall otherwise continue in full force and effect as they relate solely to Territory B, which Territory shall be amended as of the Termination Date.

3.	Tax Matters. In accordance with the terms of the Master Agreement, the Parties hereby agree that the following provisions shall apply as of the Termination Date and shall survive the termination of JVA and the transfer of the interests of any partner of JVA and shall remain in effect for the period of time necessary to resolve any and all matters regarding income taxation of JVA and items of [*] to the extent based upon events or circumstances arising, filings made with respect to periods ending on or before, or decisions made, prior to the Termination Date:

a.	The Parties shall cause the [*] to promptly provide each partner of JVA with copies of notices or other materials from, and inform each partner of JVA of discussions engaged in with, all [*], and shall provide each partner of JVA with notice of all [*] including, without limitation, meetings with [*] [*], [*] and [*], as soon as possible after receiving notice of the [*];

b.	The Parties shall cause the [*] and

c.	The Parties hereby acknowledge that the [*] may request extensions to file any tax return or statement without the written consent of, but shall so inform, [*].

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

4.	Opt-Out Agreements and Autogeneric Agreements. The Opt-out Agreements and Autogeneric Agreements (as such terms are defined in the Master Agreement) shall continue according to their terms except as otherwise provided in the Master Agreement, and any amounts payable thereunder shall be payable under the Master Agreement instead of the JVA Support Agreement.

5.	Conflict. In the event of any conflict between the provisions of this Agreement and the Master Agreement, the provisions of the Master Agreement shall control.

6.	Representations and Warranties. Each of the Parties hereto represents and warrants to each other as of the date hereof that (a) it has the requisite authority and power to enter into this Agreement and (b) the execution and delivery of this Agreement has been duly authorized and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

7.	Counterparts. This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

8.	Successors and Assigns. The terms of this Agreement and the respective rights and obligations of the Parties hereunder shall be binding upon, and inure to the benefit of, their respective successors and assigns.

[Remainder of Page Intentionally Left Blank]

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

SANOFI

By:	/s/ T. Saugier
Name: T. Saugier Title: Authorized representative

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Katherine Kelly
Name: Katherine Kelly Title: Assistant Secretary

[Signature Page to JVA Alliance Support Agreement Termination Agreement]

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION